UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2013

OCEANFIRST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-11713	22-3412577
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

975 HOOPER AVENUE, TOMS RIVER, NEW JERSEY 08753

(Address of principal executive offices, including zip code)

(732)240-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 140.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 2, 2013, an extension to the terms of the Employment Agreements between OceanFirst Financial Corp. (the “Company”), OceanFirst Bank (the “Bank”) and John R. Garbarino, Chairman and Chief Executive Officer of the Company and the Bank, respectively, became effective pursuant to the provisions thereof. Accordingly, the term of each such Employment Agreement will now expire on December 31, 2014.

On August 2, 2013, one-year extensions to the terms of the Employment Agreements between OceanFirst Financial Corp. (the “Company”), OceanFirst Bank (the “Bank”) and Michael Fitzpatrick, Executive Vice President and Chief Financial Officer of the Company and the Bank, respectively, became effective pursuant to the provisions thereof. Accordingly, the term of each such Employment Agreement will now expire on July 31, 2016.

In addition, on August 2, 2013 one-year extensions to the terms of the Change in Control Agreements between the Company, the Bank, and Joseph R. Iantosca, the Bank’s Executive Vice President and Chief Administrative Officer, Joseph J. Lebel III, the Bank’s Executive Vice President and Chief Lending Officer, and Steven J. Tsimbinos, the Company’s First Senior Vice President and General Counsel, became effective pursuant to the provisions thereof. Accordingly, the term of each such Change in Control Agreement will now expire on July 31, 2015.

Other than the extensions of the term of the agreements described above, such Employment Agreements and Change in Control Agreements are unchanged and remain in full force and effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANFIRST FINANCIAL CORP.

/s/ Michael Fitzpatrick
Michael Fitzpatrick
Executive Vice President and Chief Financial Officer

Dated: August 5, 2013